Exhibit 99.3
J.P. MORGAN SECURITIES INC.
JPMORGAN CHASE BANK, N.A.
270 Park Avenue
New York, New York 10017
October 13, 2005
$2,425,000,000 Senior Credit Facilities
Commitment Letter
HCA Inc.
One Park Plaza
Nashville, Tennessee 37203

Attention:	David G. Anderson
Senior Vice President, Finance & Treasurer
     Gentlemen:
     You have advised J.P. Morgan Securities Inc. (“JPMorgan”) and JPMorgan Chase Bank, N.A. (“JPMCB”) that HCA Inc., a Delaware corporation (the “Borrower” or “you”) intend to redeem or purchase outstanding securities of the Borrower in the aggregate principal amount of $2,500,000,000 (the “Tender Offer”), which is expected to be financed with (i) $1,000,000,000 of borrowings of revolving loans under the Existing Credit Agreement (as defined below) or under the Refinancing Facility (as defined below), (iii) $1,000,000,000 of borrowings under an interim term loan facility and (iii) $500,000,000 of cash on hand. In addition, in connection with the Tender Offer, you are requesting an amendment (the “Amendment”) to the $2,500,000,000 Credit Agreement, dated as of November 9, 2004 (the “Existing Credit Agreement”), among the Borrower, the banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent, and the other agents named therein, that adjusts the consolidated total debt to consolidated total capitalization ratio as contemplated by the Term Sheet (as hereinafter defined). You have also requested JPMCB to commit to refinance the full aggregate principal amount of the outstanding facilities under the Existing Credit Agreement in the event that the Lenders do not provide such requisite consents (such new credit facilities, the “Refinancing Facility”).
     JPMorgan is pleased to advise you that it is willing to act as exclusive advisor, lead arranger and bookrunner for the Refinancing Facility and the Amendment, as the case may be. JPMCB is pleased to advise you of its commitment to provide the entire amount of Refinancing Facility upon terms and subject to the conditions set forth or referred to in this commitment letter (the “Commitment Letter”) and in the Statement of Terms and Conditions

relating to the Refinancing Facility attached hereto as Exhibit A (the “Term Sheet”) or, as the case may be, to consent to the Amendment as a Lender under the Existing Credit Agreement.
     It is agreed that JPMorgan will act as the sole and exclusive advisor, lead arranger and bookrunner for the Refinancing Facility and the Amendment, as the case may be (in such capacities, the “Lead Arranger”) and that JPMCB act as the sole administrative agent for the Refinancing Facility. You agree that, as a condition to the commitments and agreements hereunder, no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation will be paid in connection with the Refinancing Facility or the Amendment, as the case may be, unless you and we shall so agree.
     JPMCB intends to syndicate the Refinancing Facility, if any, to a group of financial institutions identified by JPMCB and JPMorgan, in consultation with you (together with JPMCB, the “Lenders”). You agree to participate with JPMorgan in arranging the syndicate for the Refinancing Facility, if any. In connection with our syndication of the Refinancing Facility or our arranging the Amendment, as the case may be, you agree to provide JPMorgan, promptly upon request, with all information reasonably deemed necessary by it and reasonably available to you. At the request of JPMorgan, you agree to assist in the preparation of an information package and presentation. You agree to coordinate any other financing by you and your affiliates with the syndication of the Refinancing Facility, if any. You further agree to make appropriate officers and representatives of the Borrower and its subsidiaries available to participate in information meetings at such times and places as JPMorgan may reasonably request. You will use your good faith efforts to enable the syndication of the Refinancing Facility or the completion of the Amendment, as the case may be, to benefit from your existing banking relationships. Except as otherwise agreed to among the parties hereto, you agree that no lender will receive any compensation of any kind for its participation in the Refinancing Facility or the Amendment, as the case may be, except as expressly provided for in this letter or in the Fee Letter referred to below.
     You represent and warrant that (a) all information (other than information described in the following clause (b)), taken as a whole, that has been or is hereafter made available to JPMCB by you or any of your representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) all financial projections, financial statements or other materials describing the structure of the proposed transactions that have been or are hereafter prepared by you and made available to JPMCB or any other participant in the Refinancing Facility or the Amendment have been or will be prepared in good faith based upon assumptions reasonably believed by the Borrower to be reasonable (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond your control, and that no assurance is or can be given that any projections will be realized). In syndicating the Refinancing Facility or arranging the Amendment, as the case may be, JPMCB will be using and relying on such information and projections without independent verification thereof.

     JPMCB’s commitment to provide the Refinancing Facility and JPMorgan’s agreement to arrange for the syndication of the Refinancing Facility or, as the case may be, JPMorgan’s agreement to the arrange the Amendment is based upon (i) the assumption that there shall not have occurred or become known to us after the date hereof any condition or change in the financial condition of the Borrower and its subsidiaries taken as a whole that is material and adverse, (ii) our not becoming aware after the date hereof of any information or other matter affecting the Borrower and its subsidiaries taken as a whole that is material and adverse and is inconsistent with any such information or other matter disclosed to us prior to the date hereof and (iii) with respect to the Refinancing Facility, the other conditions set forth or referred to in the Term Sheet. For the avoidance of doubt, our knowledge as of the date hereof shall include information and other matters contained in filings by the Borrower with the Securities and Exchange Commission prior to the date hereof.
     The documentation for the Refinancing Facility or the Amendment, as the case may be, shall be negotiated by and among JPMorgan, JPMCB and you and shall contain (i) with respect to the Refinancing Facility, the terms and conditions set forth in the Term Sheet, (ii) with respect to the Amendment, the terms described above, and (iii) such other related terms and conditions as shall be reasonably satisfactory in all respects to JPMorgan, JPMCB and you.
     The reasonable out-of-pocket costs and expenses of JPMorgan and JPMCB (including, without limitation, the reasonable fees and expenses of counsel to JPMCB and JPMorgan’s syndication of the Refinancing Facility, if any, and other reasonable out-of-pocket expenses) arising in connection with the preparation, execution and delivery of this letter and (i) with respect to the Refinancing Facility, the definitive financing agreements or (ii) with respect to the Amendment, the Amendment and any related documentation, shall be for your account. You further agree to indemnify and hold harmless JPMCB and each director, officer, employee, affiliate and agent thereof (each, an “Indemnified Person”) against, and to reimburse each Indemnified Person, upon its demand, for, any losses, claims, damages, liabilities or other expenses (“Losses”) to which such Indemnified Person may become subject insofar as such Losses arise out of or in any way relate to or result from this letter or the syndication and financing of the Refinancing Facility or the arrangement of the Amendment or any related transaction contemplated hereby, including, without limitation, Losses consisting of reasonable legal or other expenses incurred in connection with investigating, defending or participating in any legal proceeding relating to any of the foregoing (whether or not such Indemnified Person is a party thereto); provided that the foregoing will not apply to any Losses to the extent they result from the gross negligence, bad faith or willful misconduct of such Indemnified Person. Your obligations under this paragraph with respect to periods prior to termination shall remain effective whether or not definitive financing documentation is executed and notwithstanding any termination of this letter. No Indemnified Person shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Refinancing Facility or the Amendment, as the case may be.
     You acknowledge that JPMorgan and its affiliates (the term “JPMorgan” as used below in this paragraph being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests. JPMorgan will not use non-public or confidential information obtained from you by virtue of this transaction or its other relationships with you in connection with the performance by JPMorgan of services for other companies, and JPMorgan will not furnish any such information to other companies. You also acknowledge that JPMorgan has no obligation to use in connection with this transaction, or to furnish to you, non-public or confidential information obtained from other companies.
     This letter shall not be assignable by you without the prior written consent of JPMorgan and JPMCB (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Persons. JPMorgan and JPMCB may share information obtained in connection with this letter with their affiliates, and each may perform its agreements or fulfill its commitment hereunder in conjunction with such affiliates. Any such affiliate shall be entitled to the benefits and be subject to the terms of this letter. This letter may not be amended or waived except by an instrument in writing signed by you, JPMorgan and JPMCB. This letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     The provisions of this letter are supplemented as set forth in a separate fee letter dated the date hereof from us to you (the “Fee Letter”) and are subject to the terms of such Fee Letter. By executing this letter, you acknowledge that this letter and the Fee Letter are the only agreements among JPMorgan, JPMCB and you with respect to the Refinancing Facility and the Amendment, and set forth the entire understanding of the parties with respect thereto. Neither this letter nor the Fee Letter may be changed except pursuant to a writing signed by each of the parties hereto. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.
     This letter is delivered to you on the understanding that neither this letter, the Fee Letter nor any of their terms or substance shall be disclosed by you, directly or indirectly, to any other person without the prior written consent of JPMorgan or JPMCB except (i) to your employees, agents and advisors who are directly involved in the consideration of this matter, (ii) after your acceptance hereof, this letter and its terms and conditions may be disclosed in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges, in proxy and other materials disseminated to stockholders and in connection with any rating agency review (it being understood that you will not disclose the Fee Letter pursuant to this clause (ii)) or (iii) with notice to JPMorgan or JPMCB, as may be compelled to be disclosed in a judicial or administrative proceeding or as otherwise required by law, rule or regulation. Notwithstanding the foregoing, you may issue a press release or make other public disclosures of the existence and aggregate amount of the commitments hereunder.
     If you are in agreement with the foregoing, please sign and return to us the enclosed copies of this letter and the Fee Letter by 5:00 P.M., New York City time, on October

14, 2005. This letter, and the commitments and agreements contained herein, will terminate on December 1, 2005, unless extended or unless definitive documentation with respect to the Refinancing Facility or the Amendment, as the case may be, has been executed and delivered. It is understood and acknowledged that this letter and the Fee Letter remain subject to approval by your Board of Directors.

     We appreciate your working with us on this transaction and look forward to its successful completion.

Very truly yours,

J.P. MORGAN SECURITIES INC.

By:	/s/ James Ely, III

Name: James Ely, III
Title: Managing Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Dawn Lee Lum

Name: Dawn Lee Lum
Title: Vice President
Accepted and agreed to as of
the date first written above:

HCA INC.

By:	/s/ David G. Anderson

Name: David G. Anderson
Title: Senior Vice President — Finance and Treasurer

Exhibit A
HCA INC.
$2,425,000,000 Senior Credit Facilities
Statement of Terms and Conditions

BORROWER:	HCA Inc., a Delaware corporation (the “Borrower”).

AMOUNT AND TYPE OF FACILITIES:	Five-year revolving credit facility (the “Revolving Facility”) in the amount of $1,750,000,000.

Five-year term loan facility (the “Term Loan Facility”; together with the Revolving Facility, the “Refinancing Facility”) in an aggregate principal amount of $675,000,000. The Term Loan Facility shall be repayable in 16 consecutive quarterly installments, commencing on March 31, 2007 and ending on the date that is five years after the Closing Date (as defined below), in an aggregate amount for each 12-month period set forth below equal to the amount set forth opposite such period (with installments during each such period being equal in amount):

Period	Principal Amount

Year 1	—
Year 2	$67,500,000
Year 3	$101,250,000
Year 4	$168,750,000
Year 5	$337,500,000

PURPOSE:	For refinancing the existing outstandings under the $2,500,000,000 Credit Agreement, dated as of November 9, 2004 (the “Existing Credit Agreement”), among the Borrower, the banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent and the other agents named therein and for general corporate purposes (including but not limited to the redemption or purchase of outstanding securities of the Borrower).

SOLE ADVISOR, LEAD ARRANGER AND BOOKRUNNER:	JPMorgan Securities Inc. (“JPMorgan”)

ADMINISTRATIVE AGENT:	JPMorgan Chase Bank, N.A. (“JPMCB” or the “Administrative Agent”).

LENDERS:	A syndicate of banks and other financial institutions including JPMCB, arranged by JPMorgan (collectively, the “Lenders”).

AVAILABILITY:	The proceeds of the Term Loan Facility will be advanced in a single drawing on the Closing Date (as defined below). The Revolving Facility shall be available on a revolving basis during the period commencing on the Closing Date and ending on the fifth anniversary thereof (the “Revolving Termination Date”).

LETTERS OF CREDIT:	A portion of the Revolving Facility not in excess of $250,000,000 shall be available for the issuance of letters of credit (the “Letters of Credit”) by JPMCB (in such capacity, the “Issuing Lender”). No Letter of Credit shall have an expiration date after the earlier of (a) one year after the date of issuance and (b) five business days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above).

Drawings under any Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Revolving Loans) on the next succeeding business day following notice to the Borrower of such drawing. To the extent that the Borrower does not so reimburse the Issuing Lender, the Lenders under the Revolving Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a pro rata basis.

COMPETITIVE LOANS:	The Borrower shall have the option to request that the Lenders bid for loans (“Competitive Loans”) bearing interest at a stated rate or a margin over the eurodollar rate, with specified maturities ranging from 7 to 360 days. Each Lender shall have the right, but not the obligation, to submit bids at its discretion. The Borrower, by notice given four business days in advance in the case of eurodollar rate bids and one business day in advance in the case of stated rate bids, shall specify the proposed date of borrowing, the interest period, the amount of the Competitive Loan and the maturity date thereof, the interest rate basis to be used by the Lenders in bidding and such other terms as the Borrower may specify. The Agent shall advise the Lenders of the terms of the Borrower’s notice, and, subject to acceptance by the Borrower, bids shall be allocated to each Lender in ascending order from the lowest bid to the highest bid acceptable to the Borrower. While Competitive Loans are outstanding, the available commitments under the Revolving Facility shall be reduced by the aggregate amount of such outstanding Competitive Loans.

FEES AND INTEREST RATES:	As set forth on Annex I.

NOTICE OF BORROWING:	The Borrower must provide notice to the Agent prior to any proposed borrowing under the Refinancing Facility as follows:

Eurodollar Loans: three business days ABR Loans: same business day

OPTIONAL
PREPAYMENTS:	ABR Loans may be prepaid at any time without penalty. Eurodollar Loans may be prepaid on the last day of the relevant interest period or at any time, subject to “breakage cost” reimbursement. Partial prepayments of Loans shall be in minimum amounts of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

RESERVE REQUIREMENTS; YIELD PROTECTION:

The rate quoted as the Eurodollar Rate will be grossed-up for the maximum reserve requirements then in effect for eurocurrency liabilities. In addition, the definitive financing agreement will contain customary provisions relating to increased costs, capital adequacy protection, withholding and other taxes and illegality. Such provisions will be substantially similar to those set forth in the Existing
Credit Agreement.

REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT; AFFIRMATIVE AND NEGATIVE COVENANTS; EVENTS OF DEFAULT:

Substantially similar to those set forth in the Existing Credit Agreement except that the ratio of consolidated total debt to consolidated total capitalization will be 75% through September 30, 2005, 80% from October 1, 2005 through December 30, 2006, 75% from December 31, 2006 through December 30, 2007, 70% from December 31, 2007 through December 30, 2008 and 65% from December 31, 2008 and thereafter.

CONDITIONS PRECEDENT
The availability of the Refinancing Facility will be conditioned upon conditions substantially similar to those in the Existing Credit Agreement and satisfaction of the following conditions precedent as of the closing date (such date, the “Closing Date”):

(a)	The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Existing Credit Agreement shall have been terminated (other than any outstanding letters of credit which will roll over into the new facility); and

(b)	A minimum long-term unsecured debt rating for the Borrower from S&P and Moody’s of at least BB+ and Ba2, respectively (with a stable outlook).

ASSIGNMENTS AND PARTICIPATIONS:	The Borrower may not assign its rights or obligations under the Refinancing Facility without the prior written consent of the Lenders.

The Lenders shall be permitted to sell participations in loans, notes and commitments; provided that, such Lender’s obligations under the Refinancing Facility shall remain unchanged. Participations shall be subject to further qualifications substantially similar to those in the Existing Credit Agreement.

The Lenders shall be permitted to assign all or any part of their respective rights or obligations (or Notes, if applicable) under the Refinancing Facility; provided that, in the case of an assignment to a bank which is not a Lender or an affiliate of a Lender, such assignment is subject to the consent of both the Borrower (unless an Event of Default has occurred and is continuing) and the Agent (which consent shall not be unreasonably withheld); and provided further that, in the case of assignment to bank which is not a Lender or an affiliate of a Lender, (i) such assignment is subject to a minimum amount of $2,500,000 or such lesser amount as may be agreed upon by the Borrower and the Agent and (ii) the transferor Lender shall retain a minimum Commitment after giving effect to such assignment of $5,000,000 or such lesser amount as may be agreed upon by the Borrower and the Agent. Assignees will have all the rights and obligations of the assignor Lender. Each assignment will be subject to the payment of a service fee payable by the assignee and/or the assignor to the Agent. The voting rights for participants will be limited to changes in amount, tenor and rate.

EXPENSES:	All reasonable legal, syndication, and out-of-pocket expenses of JPMorgan, JPMCB and their counsel, Simpson Thacher & Bartlett LLP, are for the account of the Borrower.

CLOSING DATE:	The date on which the definitive agreements have been executed and delivered and the proceeds of the Term Loan Facility have been advanced to or for the account of the Borrower, which is expected to be not later than November 23, 2005.

GOVERNING LAW:	State of New York.

ANNEX I
INTEREST AND CERTAIN FEES

Interest Rate Options:	The Borrower may elect that the Loans (other than Competitive Loans) comprising each borrowing bear interest at a rate per annum equal to (i) the ABR plus the Applicable Margin or (ii) the Eurodollar Rate plus the Applicable Margin.
As used herein:

“ABR” means the highest of (i) the rate of interest publicly announced by JPMCB as its prime rate in effect at its principal office in New York City (the “Prime Rate”), (ii) the secondary market rate for three-month certificates of deposit (adjusted for statutory reserve requirements) plus 1% and (iii) the federal funds effective rate from time to time plus 0.5%.

“Applicable Margin” means a percentage determined in accordance with the pricing grid attached hereto as Annex I-A.

“Eurodollar Rate” means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one, two, three or six months (as selected by the Borrower) (or nine or twelve months with the consent of the Lenders) appearing on Page 3750 of the Telerate screen.

Interest Payment Dates:	In the case of Loans bearing interest based upon the ABR (“ABR Loans”), quarterly in arrears.

In the case of Loans bearing interest based upon the Eurodollar Rate (“Eurodollar Loans”), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Facility Fees:	The Borrower shall pay a facility fee calculated at a rate per annum determined in accordance with the pricing grid attached hereto as Annex I-A on the average daily total Revolving Facility, payable quarterly in arrears.

Letter of Credit Fees:	The Borrower shall pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility on the face amount of each such Letter of Credit. Such fee shall be shared ratably among the Lenders participating in the Revolving Facility and shall be payable quarterly in arrears.

A fronting fee equal to 0.125% per annum on the face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender for its own account.

Default Rate:	At any time when the Borrower is in default in the payment of any amount of principal due under the Refinancing Facility, any such amount shall bear interest at 2% above the rate otherwise applicable thereto. Any overdue interest or other amount payable shall bear interest at 2% above the rate applicable to ABR Loans, in each case from the date of such non-payment until paid in full.

Rate and Fee Basis:	All per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest rate on which is then based on the Prime Rate) for actual days elapsed.

ANNEX I-A
PRICING GRID
Revolving Facility

	Level I	Level II	Level III	Level IV	Level V
Applicable Margin:

ABR Loans	0.000%	0.000%	0.000%	0.000%	0.000%

Eurodollar Loans	0.400%	0.500%	0.600%	0.800%	1.000%

Applicable Margin for Facility Fee:	0.100%	0.125%	0.150%	0.200%	0.250%
Term Loan Facility

	Level I	Level II	Level III	Level IV	Level V
Applicable Margin:

ABR Loans	0.000%	0.000%	0.000%	0.000%	0.250%

Eurodollar Loans	0.500%	0.625%	0.750%	1.000%	1.250%
     The Applicable Margin shall not be less than that for Level IV or, if Level V otherwise would be applicable, then that for Level V, for the period beginning on the Closing Date and ending on the date that is six months after the Closing Date.
     Level I Period: any period during which the publicly announced ratings by S&P and Moody’s of the then current senior unsecured, non-credit enhanced, long-term indebtedness of the Borrower that has been publicly issued are BBB+ or better and Baa1 or better, respectively.
     Level II Period: any period during which the publicly announced ratings by S&P and Moody’s of the then current senior unsecured, non-credit enhanced, long-term indebtedness of the Borrower that has been publicly issued are BBB and Baa2, respectively.
     Level III Period: any period during which the publicly announced ratings by S&P and Moody’s of the then current senior unsecured, non-credit enhanced, long-term indebtedness of the Borrower that has been publicly issued are BBB- and Baa3, respectively.
     Level IV Period: any period during which the publicly announced ratings by S&P and Moody’s of the then current senior unsecured, non-credit enhanced, long-term indebtedness of the Borrower that has been publicly issued are BB+ and Ba1, respectively.

     Level V Period: any period during which the publicly announced ratings by S&P and Moody’s of the then current senior unsecured, non-credit enhanced, long-term indebtedness of the Borrower that has been publicly issued is equal to or below BB or unrated and equal to or below Ba2 or unrated, as the case may be.
provided, that if on any day the ratings by S&P and Moody’s do not coincide for any rating category and the Level differential is (x) one level, then the higher rating will be the applicable Level; (y) two or more levels, the Level that is one level higher than the lowest rating will be the applicable Level.